UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2014

BRAZIL MINERALS, INC

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

(Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 7, 2014, the Company issued to a family trust a Senior Secured Convertible promissory note in the principal amount of $244,000 (the “Note”) and warrants to purchase an aggregate of 488,000 shares of the Company’s Common Stock, par value $.001 per share at an exercise price of $.125 per share through December 26, 2018 (the “Warrants”). The Company received gross proceeds of $244,000 for the sale of such securities. The outstanding principal of the Note bears interest at the rate of 12% per annum. All principal on the Note is payable on March 31, 2015 (the “Maturity Date”). Interest is payable on September 30, 2014 and on the Maturity Date. The Note is convertible at the option of the holder into Common Stock of the Company at a conversion rate of one share for each $.10 of principal and interest converted. The conversion and exercise prices on the Note and the Warrants, on issuance, were approximately 42% above and 79% above, respectively, of the market price of the Company’s Common Stock on the date such securities were issued. The Note and the Warrants carry customary protective provisions for events of default and issuances of stock at prices below their respective conversion and exercise prices.

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The Note shall be secured by certain capital equipment to be purchased by the Company with the proceeds of the sale of the Note and Warrants. Such equipment will used in the Company’s mining operations in Brazil. In addition, the Note is secured by a pledge by the Company in an escrow account of Common Stock having a value of 200% of the outstanding principal and accrued interest of the Note. The amount of Common Stock pledged shall be returned upon the full repayment of the principal and interest in the Notes. The Company also shall deposit in the escrow account cash collateral of $20,000 per month as a sinking fund, and can use amounts in the sinking fund for early repayment of the Note’s principal and interest.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 hereof is incorporated by reference herein. The Note was issued on January 7, 2014 and is initially convertible into an aggregate of 2,440,000 shares Common Stock, par value $.001 per share, of the Company. The Warrants were also issued on January 7, 2014. The Note and Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) afforded by Section 4(2) of the Act. There were no underwriting discounts or commission paid in connection with the sale of the Note and Warrants. The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock distributions, combinations and reclassifications of the Company’s Common Stock, and in events of default.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2014 the Board of Directors of the Company elected Luis Mauricio Ferraiuoli de Azevedo, Esq. as a director to fill a vacancy on the Board of Directors. Mr. Azevedo, age 50, is both a licensed lawyer and geologist with 25 years of business and mining experience in Brazil. He is currently the Managing Partner at FFA Legal, a legal firm he founded with main office in Rio de Janeiro, Brazil, and which is focused solely on natural resources companies. His practice is highly active in mergers in acquisitions for companies owning mineral assets and/or operating mining enterprises in Brazil. His experience spans industrial minerals, diamonds, and precious metals, and he continually works in contact with the highest federal levels of all branches of government in Brazil. Prior to his election to the Board of Directors of the Company, Mr. Azevedo had served on its Board of Advisors since July, 2013.

Mr. Azevedo previously worked for Western Mining, Barrick Gold, and Harsco. He assembled land packages that resulted in four initial public offerings of Canadian companies in Brazil (Talon, Avanco, Beadell, and Carnavale) since 2004. In addition to his Board seat at the Company’s Board, he is currently on the Board of Directors of three mining companies: Avanco, Avenue, and Talon Metals. Mr. Azevedo received a Geology degree from UERJ - Universidade do Estado do Rio de Janeiro in 1986, a Law degree from Faculdade Integradas Cândido Mendes in 1992, and a Master of Law degree from PUC-Rio, Pontifícia Universidade Católica of Rio de Janeiro in 1995

Mr. Bell, age 75, resigned as a director and simultaneously accepted an invitation to join the Company’s Board of Advisors. Mr. Bell has served for many years as director of a gold-focused public company prior to joining Brazil Minerals as director. As gold revenues for Brazil Minerals became approximately 20% of total revenues in 2013, and given the increase in other potential gold projects in its pipeline, a possible perception of a conflict of interest developed. This was resolved to the satisfaction of all parties by the transition above described.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: January 13, 2014	By:	/s/ Marc Fogassa
Name: Marc Fogassa
Title: Chief Executive Officer

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